EXHIBIT 10.1
SECOND AMENDMENT
     THIS SECOND AMENDMENT dated as of July 23, 2009 (this “Amendment”) amends the Amended and Restated Five-Year Revolving Credit Agreement dated as of April 20, 2007, as amended as of September 26, 2007 (as previously amended, the “Credit Agreement”), among Anixter Inc. (“Anixter”), various subsidiaries of Anixter (the “Borrowing Subsidiaries”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
     WHEREAS, Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent have entered into the Credit Agreement; and
     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Credit Agreement shall be amended as follows. (Text being inserted in the Credit Agreement is indicated herein by the use of an italic font.)
     1.1 Deletion and Replacement of Definitions. Section 1.01 is amended by (i) deleting the definitions of “Aggregate Tranche 1 Commitments”, “Aggregate Tranche 2 Commitments”, “Tranche 1 Commitment”, “Tranche 1 Lender”, “Tranche 1 Loan”, “Tranche 1 Outstandings”, “Tranche 1 Pro Rata Share”, “Tranche 2 Commitment”, “Tranche 2 Lender”, “Tranche 2 Loan”, “Tranche 2 Outstandings” and “Tranche 2 Pro Rata Share”; (ii) replacing all references to “Aggregate Tranche 1 Commitments” or “Aggregate Tranche 2 Commitments” with references to “Aggregate Commitments”; and (iii) amending the following definitions in their entirety to read as follows:
     “Aggregate British Pound Sterling Commitments” means US$100,000,000, as such amount may be modified from time to time in accordance with this Agreement. The Aggregate British Pound Sterling Commitments are part of, and not in addition to, the Aggregate Commitments. The aggregate amount of the Aggregate British Pound Sterling Commitments and the Aggregate Canadian Dollar Commitments shall not exceed US$125,000,000.
     “Aggregate Canadian Dollar Commitments” means US$25,000,000, as such amount may be modified from time to time in accordance with this Agreement. The Aggregate Canadian Dollar Commitments are part of, and not in addition to, the Aggregate Commitments. The aggregate amount of the Aggregate British Pound Sterling

Commitments and the Aggregate Canadian Dollar Commitments shall not exceed US$125,000,000.
     “Aggregate Commitments” means US$350,000,000, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.
     “Class” means the character of certain Loans as Committed Loans, Swing Line Loans, British Pound Sterling Loans or Canadian Dollar Loans.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans, (d) purchase participations in British Pound Sterling Loans and (e) purchase participations in Canadian Dollar Loans and Canadian Banker’s Acceptances, and in an aggregate principal Dollar Equivalent amount at any one time outstanding not to exceed the US Dollar amount of such Commitment set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be modified from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, if applicable, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” has the meaning specified in Section 2.01.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing of Loans.
     “Letter of Credit Sublimit” means an amount equal to US$20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Pro Rata Share” means, as to any Lender, the percentage (carried out to the ninth decimal place) that such Lender’s Commitment comprises of the Aggregate Commitments, as such share may be adjusted as contemplated herein.
     “Swing Line Sublimit” means an amount equal to US$15,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Total Outstandings” means at any time the aggregate outstanding principal amount (or Dollar Equivalent principal amount, as applicable) of all

Loans, Swing Line Loans, British Pound Sterling Loans, Canadian Dollar Loans and all L/C Obligations and the Dollar Equivalent amount of the unpaid portion of the face amount of all Canadian Banker’s Acceptances.
     “Voting Percentage” means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender’s Committed Loans, plus (B) such Lender’s Pro Rata Share (if any) of the Outstanding Amount of Swing Line Loans, British Pound Sterling Loans, Canadian Dollar Loans, Canadian Banker’s Acceptances and L/C Obligations, then constitutes of (ii) the Total Outstandings; provided that if any Lender has failed to fund any portion of the Committed Loans, or participations in Swing Line Loans, British Pound Sterling Loans, Canadian Dollar Loans, Canadian Banker’s Acceptances or L/C Obligations required to be funded by it hereunder, such Lender’s Voting Percentage shall be deemed to be —0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Committed Loans, as the case may be.
     1.2 Addition of Definitions. Section 1.01 is further amended by adding thereto the following definitions in proper alphabetical sequence:
     “Second Amendment” means the Second Amendment dated as of July 23, 2009 to this Agreement.
     “Second Amendment Effective Date” means the effective date of the Second Amendment.
     1.3 Pricing. Section 1.01 is further amended by replacing the table in the definition of “Applicable Margin” with the following:

Applicable Margin
	Debt Ratings		Eurocurrency
Pricing	S&P/Moody’s/		Rate +/	Base Rate
Level	Fitch	Facility fee	Letter of Credit fee	+
1	≥BBB+/Baa1/BBB+	0.15%	1.25%	0.25%
2	BBB/Baa2/BBB	0.20%	1.50%	0.50%
3	BBB-/Baa3/BBB-	0.25%	1.75%	0.75%
4	BB+/Ba1/BB+	0.50%	2.00%	1.00%
5	BB/Ba2/BB	0.50%	2.25%	1.25%
6	≤BB-/Ba3/BB-	0.50%	2.50%	1.50%
     1.4 Committed Loans. Section 2.01 is amended in its entirety to read as follows:

     2.01 Committed Loans.
     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) in Available Currencies to the Borrowers from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, British Pound Sterling Loans, Canadian Dollar Loans, Canadian Banker’s Acceptances and L/C Obligations, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     1.5 Funding Procedures, etc. Section 2.02(b) is amended in its entirety to read as follows:
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by a Borrower the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each applicable Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds in the applicable currency at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower.
     1.6 References to Tranche 1. Sections 2.03, 2.04, 2.05 and 2.06 are amended so that each reference therein to a Tranche 1 Lender, its Tranche 1 Commitment, its Tranche 1 Loans and its Tranche 1 Pro Rata Share shall be references to, respectively, a Lender, its Commitment, its Committed Loans and its Pro Rata Share.

     1.7 Deemed Borrowings. Section 2.06(c)(i) is further amended so that the sixth sentence thereof reads in its entirety as follows: In such event, Anixter shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).
     1.8 Prepayments. Section 2.07(a) is amended in its entirety to read as follows:
     (a) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans shall be in a Dollar Equivalent principal amount of US$5,000,000 or a whole multiple of US$1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of US$1,000,000 or a whole multiple of US$500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment, and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment of Committed Loans shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.
     1.9 Commitment Reductions. Section 2.08 is amended in its entirety to read as follows:
     2.08 Reduction or Termination of Commitments. Anixter may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Total Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of US$1,000,000 or any whole multiple of US$500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All related facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
     1.10 Facility Fees. Section 2.11(a) is amended in its entirety to read as follows:
     (a) Facility Fees. Anixter shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Margin times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee in respect of the Commitments shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
     1.11 Maintaining Pro Rata Shares. Section 2.20(f) is amended so that the last sentence thereof reads in its entirety as follows: In addition, on the Scheduled Maturity Date of each Non-Extending Lender, the Borrowers shall prepay any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date.
     1.12 Restricted Payments. Section 7.05 is amended in its entirety to read as follows:
     7.05 Payments to AXE. No Borrower shall, and Anixter shall not permit any Subsidiary of Anixter to, directly or indirectly declare or make any payment, distribution or contribution to or investment in AXE (whether in cash or otherwise), provided that (a) so long as no Event of Default or Default exists or would result from such payment, Anixter may make cash payments to AXE if either (i) the proceeds of such payment are immediately used by AXE to pay dividends or repurchase shares of its stock (or warrants, options or other rights in respect of such shares) and the aggregate amount of all such payments made after the Second Amendment Effective Date does not exceed the sum of (A) $150,000,000 and (B) 50% of cumulative Consolidated Net Income for all Fiscal Quarters ending after the Second Amendment Effective Date; or (ii) the proceeds of such payment are immediately used by AXE to prepay, purchase or redeem outstanding Indebtedness of AXE and after giving effect to such payment, the Aggregate Commitments will exceed the Total Outstandings by not less than $50,000,000; (b) Anixter and its Subsidiaries may make payments permitted by the parenthetical clause at the end of Section 7.07; and (c) Anixter and its Subsidiaries may make payments to AXE (i) that are applied by AXE to pay its actual income tax liabilities in respect of income earned by Anixter and its

Subsidiaries, (ii) that are in repayment of intercompany loans made by AXE to Anixter or such Subsidiary, or (iii) that are applied by AXE to make any cash settlements to management or employees under equity awards consistent with its past practice not in excess of US$5,000,000 in the aggregate in any calendar year.
     1.13 Fixed Charge Coverage Ratio. Section 7.17 is amended in its entirety to read as follows:
     7.17 Minimum Consolidated Fixed Charge Coverage Ratio. No Borrower shall permit the Consolidated Fixed Charge Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters to be less than (a) 2.25 to 1 for any period ending prior to the last day of the fourth Fiscal Quarter of 2010, (b) 2.50 to 1 for any period ending on or after the last day of the fourth Fiscal Quarter of 2010 but on or prior to the last day of the fourth Fiscal Quarter of 2011 or (c) 3.00 to 1 for any period ending after the last day of the fourth Fiscal Quarter of 2011.
     1.14 Commitment Schedule. Schedule 2.01 is replaced by Section 2.01 hereto.
     1.15 Form of Committed Loan Notice. Exhibit A-1 is replaced by Exhibit A-1 hereto.
     SECTION 2 Reaffirmation of Guaranty. By its signature hereto, each Guarantor ratifies and confirms the provisions of the Guaranty with respect to all Loans made by any Lender to the Borrowers.
     SECTION 3 Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness of this Amendment, (a) each warranty set forth in Article V of the Credit Agreement is true and correct in all material respects, except to the extent that such warranty specifically refers to an earlier date, and (b) no Default or Event of Default exists.
     SECTION 4 Effectiveness of Amendment. The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received all of the following (provided that the following are received on or before July 23, 2009): (i) counterparts of this Amendment executed by Anixter, the Borrowing Subsidiaries, the Guarantors, the Required Lenders and the Administrative Agent; (ii) all documents as shall reasonably demonstrate the corporate power and authority of the Loan Parties organized under the laws of a U.S. state to enter into, and the validity with respect to such Loan Parties of, this Amendment and the other Loan Documents and any other matters relevant hereto (including opinions of counsel), all in form and substance satisfactory to the Administrative Agent; (iii) any governmental and third party approvals necessary or advisable in connection with the execution, delivery and performance of this Amendment by the Loan Parties; and (iv) for the account of each Lender that delivers a signed counterpart hereof to the Administrative Agent by 4:00 p.m. Central time on July 20, 2009, an amendment fee in amount equal to 25 basis points multiplied by the amount of such Lender’s Commitment after giving effect to this Amendment.

     SECTION 5 Miscellaneous.
     5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.
     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery of a signed signature page hereto by facsimile or e-mail (in a .pdf or similar file) shall be effective as delivery of a manually signed counterpart hereof.
     5.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.
     5.4 Successors and Assigns. This Amendment shall be binding upon Anixter, the Borrowing Subsidiaries, the Guarantors, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

     Delivered as of the day and year first above written.

ANIXTER INC., as Borrower
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER INTERNATIONAL BVBA, as a Borrowing Subsidiary
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER INTERNATIONAL LTD., as a Borrowing Subsidiary
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	Attorney

ANIXTER CANADA INC., as a Borrowing Subsidiary
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	Authorized Signatory

ANIXTER EURINVEST B.V., as a Borrowing Subsidiary
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	Attorney-in-fact

Second Amendment

GUARANTORS: ANIXTER INTERNATIONAL INC.
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER-REAL ESTATE, INC.
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER INFORMATION SYSTEMS CORPORATION
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER FINANCIAL INC.
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER PROCUREMENT CORPORATION
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

Second Amendment

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Joan Mok
	Name:	Joan Mok
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer
By:	/s/ Brian Lukehart
	Name:	Brian Lukehart
	Title:	Vice President

Second Amendment

THE BANK OF NOVA SCOTIA, as Co-Documentation Agent and Lender
By:	/s/ Ning Cai
	Name:	Ning Cai
	Title:	Director

Second Amendment

JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent and Lender
By:	/s/ Suzanne D. Ergastolo
	Name:	Suzanne D. Ergastolo
	Title:	Vice President

Second Amendment

WACHOVIA BANK NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender
By:	/s/ C. Jeffrey Seaton
	Name:	C. Jeffrey Seaton
	Title:	Managing Director

By:	/s/ C. Jeffrey Seaton
	Name:	C. Jeffrey Seaton
	Title:	Managing Director

Second Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and a Lender
By:	/s/ Charles W. Reed
	Name:	Charles W. Reed
	Title:	Vice President

Second Amendment

NATIONAL CITY BANK, as a Lender
By:	/s/ Jon R. Hinard
	Name:	Jon R. Hinard
	Title:	Senior Vice President

Second Amendment

SUNTRUST BANK, as a Lender
By:	/s/ Baerbel Freudenthaler
	Name:	Baerbel Freudenthaler
	Title:	Vice President

Second Amendment

BNP PARIBAS, as a Lender
By:	/s/ Todd Rodgers
	Name:	Todd Rodgers
	Title:	Director

By:	/s/ William Davidson
	Name:	William Davidson
	Title:	Director

Second Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Frank J. Jancar
	Name:	Frank J. Jancar
	Title:	Vice President

Second Amendment

THE NORTHERN TRUST COMPANY, as a Lender
By:	/s/ Patrick Cowan
	Name:	Patrick Cowan
	Title:	Vice President

Second Amendment

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Angela Reilly
	Name:	Angela Reilly
	Title:	Managing Director

Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Mary Ann Klemm
	Name:	Mary Ann Klemm
	Title:	Vice President

Second Amendment

SCHEDULE 2.01
COMMITMENTS AND PRO RATA SHARES

Lender	Commitment		Pro Rata Share

Bank of America, N.A.	US$	45,888,888.89	13.111111111%
The Bank of Nova Scotia	US$	38,111,111.11	10.888888889%
JPMorgan Chase Bank, N.A.	US$	38,111,111.11	10.888888889%
Wachovia Bank National Association	US$	38,111,111.11	10.888888889%
Wells Fargo Bank, National Association	US$	38,111,111.11	10.888888889%
National City Bank	US$	23,333,333.33	6.666666667%
SunTrust Bank	US$	25,666,666.67	7.333333333%
BNP Paribas	US$	16,333,333.33	4.666666667%
KeyBank National Association	US$	21,777,777.78	6.222222222%
The Northern Trust Company	US$	21,000,000.00	6.000000000%
The Royal Bank of Scotland PLC	US$	21,777,777.78	6.222222222%
U.S. Bank, National Association	US$	21,777,777.78	6.222222222%

Total	US$	350,000,000.00	100.000000000%
Schedule 2.01-1

SCHEDULE 2.01
COMMITMENTS AND PRO RATA SHARES

			British Pound
British Pound	British Pound		Sterling Pro Rata
Sterling Lender	Sterling Commitment		Share

Bank of America, N.A.	US$	25,000,000	25.0%
JPMorgan Chase Bank, N.A.	US$	25,000,000	25.0%
Wachovia Bank National Association	US$	25,000,000	25.0%
Wells Fargo Bank, National Association	US$	25,000,000	25.0%

Total	US$	100,000,000	100.000000000%
Schedule 2.01-2

SCHEDULE 2.01
COMMITMENTS AND PRO RATA SHARES

	Canadian Dollar		Canadian Dollar Pro
Canadian Dollar Lender	Commitment		Rata Share

The Bank of Nova Scotia	US$	25,000,000	100.0%

Total	US$	25,000,000	100.000000000%
Schedule 2.01-3

EXHIBIT A-1
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Five-Year Revolving Credit Agreement, dated as of April 20, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
     The undersigned hereby requests (select one):
☐ A Borrowing of Committed Loans
☐ A conversion or continuation of Committed Loans
1.	On ____________ (a Business Day).

2.	In the amount of [US$______]. [Euro ______]

3.	Comprised of .[Type of Committed Loan requested]

4.	For Eurocurrency Rate Loans: with an Interest Period of months.
          [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

[BORROWER]
By:
Name:
Title:

A-1-1